Exhibit (a)(54)

MANNING & NAPIER FUND, INC.

ARTICLES SUPPLEMENTARY

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law and the authority granted to the Board of Directors of the Corporation (the “Board”) in the Corporation’s Articles of Incorporation, the Board has duly adopted resolutions classifying and designating one hundred million (100,000,000) of the Corporation’s two billion, six hundred forty-two million, five hundred thousand (2,642,500,000) authorized, but unclassified and unissued, shares of common stock as a new share class of one of the Corporation’s existing portfolios, as more specifically set forth below:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Dividend Focus Series Class S	100,000,000

THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law and the authority granted to the Board in the Corporation’s Articles of Incorporation, the Board has duly adopted resolutions classifying and designating seven hundred and forty million (740,000,000) of the Corporation’s remaining two billion, five hundred forty-two million, five hundred thousand (2,542,500,000) authorized, but unclassified and unissued, shares of common stock as additional shares of certain of the Corporation’s existing portfolios, as more specifically set forth below:

Name of Class of Capital Stock	Total Number of Shares of Capital Stock Classified Immediately Before the Board Action	Number of Additional Shares of Capital Stock Classified
International Series Class A	150,000,000	100,000,000
Overseas Series	100,000,000	100,000,000
Pro-Blend Conservative Term Series- Class R	2,500,000	50,000,000
Pro-Blend Extended Term Series- Class R	2,500,000	50,000,000
Pro-Blend Maximum Term Series- Class R	2,500,000	50,000,000

Pro-Blend Moderate Term Series- Class R	22,500,000	30,000,000
Target Income Series- Class I	40,000,000	60,000,000
Target 2010 Series- Class I	40,000,000	60,000,000
Target 2020 Series- Class I	40,000,000	60,000,000
Target 2030 Series- Class I	40,000,000	60,000,000
Target 2040 Series- Class I	40,000,000	60,000,000
Target 2050 Series- Class I	40,000,000	60,000,000

FOURTH: Pursuant to Section 2-105(c) of the Maryland General Corporation Law and the authority granted to the Board in the Corporation’s Articles of Incorporation, the Board has duly adopted resolutions: (i) increasing the total authorized capital stock of the Corporation from ten billion (10,000,000,000) shares of common stock, par value $0.01 per share, having an aggregate par value of one hundred million dollars ($100,000,000) to fifteen billion (15,000,000,000) shares of common stock, par value $0.01 per share, having an aggregate par value of one hundred fifty million dollars ($150,000,000); and (ii) classifying and designating such five billion (5,000,000,000) new shares of common stock, having an aggregate par value of fifty million dollars ($50,000,000), as set forth below:

Name of Class of Capital Stock	Total Number of Shares of Capital Stock Classified Immediately Before the Board Action	Number of Additional Shares of Capital Stock Classified
Authorized but Unclassified and Unissued	1,802,500,000	5,000,000,000

FIFTH: Upon filing for record these Articles Supplementary, the Corporation has the authority to issue fifteen billion (15,000,000,000) shares of common stock of the Corporation, par value $0.01 per share, having an aggregate par value of one hundred fifty million dollars ($150,000,000) and classified and designated as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	87,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class Z	2,500,000
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class S	125,000,000
Pro-Blend Maximum Term Series Class C	25,000,000
Pro-Blend Maximum Term Series Class Z	2,500,000
Pro-Blend Maximum Term Series Class R	52,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Pro-Blend Maximum Term Series Class E	2,500,000
Pro-Blend Maximum Term Series Class I	200,000,000
Pro-Blend Conservative Term Series Class S	162,500,000
Pro-Blend Conservative Term Series Class C	25,000,000
Pro-Blend Conservative Term Series Class Z	2,500,000
Pro-Blend Conservative Term Series Class R	52,500,000
Pro-Blend Conservative Term Series Class E	2,500,000
Pro-Blend Conservative Term Series Class I	75,000,000
Tax Managed Series Class A	87,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class Z	2,500,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000
World Opportunities Series Class A	2,500,000,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class Z	2,500,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class S	125,000,000
Pro-Blend Moderate Term Series Class C	25,000,000
Pro-Blend Moderate Term Series Class Z	2,500,000
Pro-Blend Moderate Term Series Class R	52,500,000
Pro-Blend Moderate Term Series Class E	2,500,000
Pro-Blend Moderate Term Series Class I	125,000,000
Pro-Blend Extended Term Series Class S	125,000,000
Pro-Blend Extended Term Series Class C	25,000,000
Pro-Blend Extended Term Series Class Z	2,500,000
Pro-Blend Extended Term Series Class R	52,500,000
Pro-Blend Extended Term Series Class E	2,500,000
Pro-Blend Extended Term Series Class I	200,000,000
International Series Class A	250,000,000
International Series Class I	100,000,000
Life Sciences Series Class A	100,000,000
Technology Series Class A	100,000,000
Global Fixed Income Series Class A	50,000,000
New York Tax Exempt Series Class A	100,000,000
Ohio Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Equity Series Class A	200,000,000
Overseas Series Class A	200,000,000
High Yield Bond Series Class A	125,000,000
Commodity Series Class A	30,000,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Core Bond Series Class A	125,000,000
Core Plus Bond Class A	125,000,000
Financial Services Series Class A	100,000,000
Dividend Focus Series Class A	100,000,000
Real Estate Series Class A	100,000,000
Target Income Series Class I	100,000,000
Target Income Series Class K	40,000,000
Target Income Series Class R	40,000,000
Target Income Series Class C	10,000,000
Target 2010 Series Class I	100,000,000
Target 2010 Series Class K	40,000,000
Target 2010 Series Class R	40,000,000
Target 2010 Series Class C	10,000,000
Target 2020 Series Class I	100,000,000
Target 2020 Series Class K	40,000,000
Target 2020 Series Class R	40,000,000
Target 2020 Series Class C	10,000,000
Target 2030 Series Class I	100,000,000
Target 2030 Series Class K	40,000,000
Target 2030 Series Class R	40,000,000
Target 2030 Series Class C	10,000,000
Target 2040 Series Class I	100,000,000
Target 2040 Series Class K	40,000,000
Target 2040 Series Class R	40,000,000
Target 2040 Series Class C	10,000,000
Target 2050 Series Class I	100,000,000
Target 2050 Series Class K	40,000,000
Target 2050 Series Class R	40,000,000
Target 2050 Series Class C	10,000,000
Emerging Markets Series Class A	100,000,000
Inflation Focus Equity Series Class A	100,000,000
Non-U.S. Equity Select Series Class S	100,000,000
Non-U.S. Equity Select Series Class I	100,000,000
Global Equity Select Series Class S	100,000,000
Global Equity Select Series Class I	100,000,000
U.S. Equity Select Series Class S	100,000,000
U.S. Equity Select Series Class I	100,000,000
Authorized but Unclassified and Unissued	6,802,500,000

SIXTH: The total number of shares of common stock that the Corporation has the authority to issue has been increased by, and such shares have been duly authorized and classified by, the Board pursuant to authority and power contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s Articles of Incorporation

SEVENTH: The shares classified pursuant to the Board resolutions set forth in Article SECOND and Article THIRD have been classified by the Board pursuant to authority and power contained in the Corporation’s Articles of Incorporation, and shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Corporation’s Articles of Incorporation.

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IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 1st day of December, 2011.

MANNING & NAPIER FUND, INC.

By:	/s/ B. Reuben Auspitz
B. Reuben Auspitz
President

[Seal]

Attest:

/s/ Jodi Hedberg
Jodi L. Hedberg
Secretary

THE UNDERSIGNED, President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ B. Reuben Auspitz
B. Reuben Auspitz
President